Exhibit 10.65

EXCHANGE LISTING

July 1, 2022

Via E-Mail

Mr. Joseph La Rosa

La Rosa Realty Corp./La Rosa Holdings Corp.

120 Celebration Boulevard

2nd Floor

Celebration, FL 34747

Re: Capital Market Advisory Agreement

Dear Joe:

Per our prior conversation, this letter amends the Capital Market Advisory Agreement between Exchange Listing, LLC (“Exchange Listing”) and La Rosa Realty Corp. (“La Rosa”) dated May 12, 2021 and as amended as of December 16, 2021 (the “Agreement”). Capitalized terms used in this letter amendment (“Amendment”) have the meanings ascribed to them in the Agreement.

We have agreed to amend the Agreement by:

(ii) deleting Section 3.D. in its entirety and replacing it with the following:

“D. Upon execution of this Agreement, for past services rendered by the Consultant, the Company hereby grants to the Consultant 150,000 shares of the Company’s common stock. Such shares shall be registered in the Company’s initial public offering of its common stock on Registration Statement No. 333-264372).”

Exchange Listing and La Rosa hereby agree that other than as amended above, the Agreement shall continue in full force and effect.

Please sign and return a copy of this letter to me.

Very truly yours,
EXCHANGE LISTING, LLC

		By:	/s/ Peter Goldstein
Peter Goldstein, CEO

Acknowledged and agreed:
LA ROSA REALTY, INC. / LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
Joseph La Rosa, CEO